                            SCHEDULE 14(a) INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                CIMCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                CIMCO, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                               [CIMCO, INC. LOGO]

                               265 BRIGGS AVENUE
                      COSTA MESA, CALIFORNIA 92626-4555

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 17, 1995

TO THE STOCKHOLDERS OF CIMCO, INC.:

                 Please take notice that the Annual Meeting of Stockholders (the "Meeting") of CIMCO, Inc., a Delaware corporation (the "Company"), will be held at the Country Side Inn, 325 South Bristol Street, Costa Mesa, California, on Tuesday, October 17, 1995 at 3:00 p.m. local time, for the following purposes:

            1. To elect five directors to serve until the next annual meeting of stockholders of the Company and until their successors are elected and qualified;

            2. To ratify the appointment of Deloitte & Touche LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending April 30, 1996; and

            3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

                 At the Meeting, the Board of Directors intends to present Russell T. Gilbert, Utta K. Harrison, Adolph Posnick, Franklin I. Remer and Frederick M. Swenson as nominees for election to the Board of Directors.

                 Only stockholders of record on the books of the Company at the close of business on August 21, 1995 will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

                 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. A MAJORITY OF THE OUTSTANDING SHARES MUST BE REPRESENTED AT THE MEETING IN ORDER TO TRANSACT BUSINESS. CONSEQUENTLY, YOU ARE URGED, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. YOUR PROMPTNESS IN RETURNING THE PROXY WILL ASSIST IN THE EXPEDITIOUS AND ORDERLY PROCESSING OF THE PROXIES. IF YOU RETURN AN EXECUTED PROXY, AND THEN ATTEND THE MEETING IN PERSON, YOU MAY ALLOW YOUR PROXY TO REMAIN IN EFFECT, OR YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO THE COMPANY'S SECRETARY AT ANY TIME PRIOR TO EXERCISE OF THE PROXY.

                                             By Order of the Board of Directors,


                                             UTTA KARIN HARRISON
                                             Secretary


Costa Mesa, California
September 18, 1995

                                     [LOGO]

                               265 BRIGGS AVENUE
                       COSTA MESA, CALIFORNIA 92626-4555

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 17, 1995

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                 THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CIMCO, INC., A DELAWARE CORPORATION ("CIMCO" OR THE "COMPANY"), FOR USE AT CIMCO'S ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, OCTOBER 17, 1995, AT 3:00 P.M. LOCAL TIME, AND AT ANY AND ALL ADJOURNMENTS AND POSTPONEMENTS THEREOF (THE "MEETING"). THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY WILL BE FIRST MAILED TO CIMCO'S STOCKHOLDERS ON OR ABOUT SEPTEMBER 18, 1995.

                 Stockholders are urged, whether or not they expect to attend the Meeting, to complete, sign and date the accompanying proxy and return it promptly in the enclosed envelope. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person. Attendance at the Meeting will not by itself revoke a proxy.

                 The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be borne by CIMCO. Proxies may be solicited by mail, facsimile, telephone or in person by CIMCO's regular employees who will not receive additional compensation for such solicitation. The Company will reimburse brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of CIMCO Common Stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

                 Only holders of record of the 2,960,481 shares of CIMCO Common Stock outstanding at the close of business on August 21, 1995 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On each matter to be considered at the Meeting, stockholders will be entitled to cast one vote for each share of CIMCO Common Stock held of record on the Record Date.

                 The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.

                 Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR (i) the election of the five director nominees listed below and (ii) ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending April 30, 1996. The five nominees for director receiving the highest number of votes at the Meeting will be elected. As to any other matters which may properly come before the Meeting, the proxy holders will vote all proxies held by them in accordance with their best judgment. The Company does not presently know of any such other matters.

                 Pursuant to Delaware General Corporation Law, and the Company's Bylaws, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. On each proposal considered at the Meeting, in accordance with Delaware

General Corporation Law, and the Company's Bylaws, abstentions are counted in the tabulations of the votes cast on proposals presented to stockholders (with the same effect as a negative vote), whereas broker non-votes are not counted as shares present and entitled to vote for purposes of determining whether a proposal has been approved. On Proposal I (Election of Directors), the election will be by plurality vote, so that the five nominees who receive the most votes will be elected. On Proposal II (Ratification of Appointment of Independent Accountants), approval will require the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Meeting and entitled to vote.

                             PRINCIPAL STOCKHOLDERS

                 The following table sets forth certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock by
(i) each person known to the Company to beneficially own more than 5% of the Common Stock, (ii) each director or nominee for director of the Company individually, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the following table, (and except for voting and investment powers held jointly with a person's spouse) each of the persons or entities listed below has sole voting and investment power with respect to the outstanding shares of Common Stock shown as beneficially owned by such person or entity.


                                                      SHARES OF COMMON STOCK         PERCENT OF OUTSTANDING COMMON
                      NAME AND ADDRESS*                  BENEFICIALLY OWNED            STOCK BENEFICIALLY OWNED***
                      -----------------               ----------------------         -----------------------------
              Russell T. Gilbert                           590,984 (1)                            19.62
              Utta K. Harrison                              10,000 (3)                             **
              Adolph Posnick                                10,000 (4)                             **
              Franklin I. Remer                             14,390 (2)                             **
              Frederick M. Swenson                          14,298 (2)(5)                          **
              Franklin L. Jackson                            6,603 (5)(6)                          **
              L. Ronald Trepp                               10,010 (4)(7)                          **
              CIMCO Employee Stock                         159,817 (8)                             5.40
              Ownership Plan
                265 Briggs Avenue
                Costa Mesa, CA 92626

              Pioneering Management Co.                    290,000 (9)                             9.80
                60 State Street
                Boston, MA 02109

              Dimensional Fund Advisors Inc.               154,150 (10)                            5.21
                1299 Ocean Avenue
                Santa Monica, CA 90401

              All executive officers and                   688,717 (11)                           22.37
                directors as a group (12 persons)

  * All directors and executive officers can be contacted at CIMCO, Inc., 265 Briggs Avenue, Costa Mesa, CA 92626-4555.

 ** Represents less than one percent of the outstanding shares of the Company's Common Stock.

*** The percentage ownership for each stockholder is calculated by assuming the exercise or conversion of all warrants, options and convertible securities held by such holder exercisable on or within 60 days of the Record Date, and the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities.

(1) Includes an aggregate of 4,394 shares owned of record by Mr. Gilbert as custodian for such shares held for the benefit of his grandchildren, and 51,250 shares which he has, or will have on or within 60 days after the Record Date, the right to acquire upon exercise of a stock option. In addition, includes 10,257 shares credited under CIMCO's Employee Stock Ownership Plan ("ESOP") to the account of Mr. Gilbert as of April 30, 1995, but does not include any additional shares which may have accrued to his account subsequent to that date.

(2) Includes 11,250 shares which the designated individual has, or will have on or within 60 days of the Record Date, the right to acquire upon exercise of a stock option.

(3) Includes 10,000 shares which the designated individual has, or will have on or within 60 days after the Record Date, the right to acquire upon exercise of a stock option.

(4) Includes 5,000 shares which the designated individual has, or will have on or within 60 days after the Record Date, the right to acquire upon exercise of a stock option.

(5) Includes 625 shares owned by Mr. Swenson's spouse in her own name as to which he disclaims any beneficial ownership.

(6) Includes 1,603 shares credited under the ESOP to Mr. Jackson's account as of April 30, 1995, but does not include any additional shares which may have accrued to his account subsequent to that date.

(7) Includes 10 shares credited under the ESOP to the account of Mr. Trepp as of April 30, 1995, but does not include any additional shares which may have accrued to his account subsequent to that date.

(8) The ESOP Trust owns these shares for the benefit of approximately 750 employees who were participants in the ESOP as of April 30, 1995, and certain former employees who have not yet received their distributions. The total number of shares listed for the ESOP in the foregoing table includes amounts included in the individual totals shown for Messrs. Gilbert, Jackson and Trepp, and all executive officers and directors as a group, as described in footnote (11) below. In general, shares listed as owned by the ESOP are beneficially owned by the ESOP participants. Sole voting power with respect to ESOP shares allocated to a participant's account is exercised by the trustee in accordance with the participant's directions. Unallocated ESOP shares are voted by the trustee. Sole investment power with respect to all ESOP shares is held by the ESOP Committee, which consists of employees of the Company, including management employees.

(9) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1995, and verified with a representative of Pioneering Management Corporation on August 21, 1995, represents 290,000 shares which are owned of record by various investment advisory clients of Pioneering Management Corporation.

(10) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1995, and verified with a representative of Dimensional Fund Advisors Inc. on August 21, 1995, represents 154,150 shares which are owned of record by various funds of Dimensional Fund Advisors Inc.

(11) Includes an aggregate of 19,423 shares credited under the ESOP to the accounts of executive officers as of April 30, 1995, but does not include any additional shares which may have accrued to those accounts subsequent to that date. Also includes 134,800 shares which executive officers have, or will have on or within 60 days after the Record Date, the right to acquire upon the exercise of stock options; and includes an aggregate of 24,033 shares owned by, or jointly with, the spouses of certain executive officers. Also includes 900 shares owned by one executive officer under the Company's 401(k) Plan and 4,394 shares owned by another as custodian for his grandchildren.

                             ELECTION OF DIRECTORS

                                   PROPOSAL I

                 The Company's Board of Directors is elected at each annual meeting of stockholders. The directors hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. Currently, the authorized number of directors is five. The nominees receiving the greatest number of votes at the Meeting, up to the number of authorized directors, will be elected.

                 All nominees for election to the Board of Directors are currently serving as directors of CIMCO and were elected to their present terms of office by the stockholders.

                 Unless instructed to the contrary, the shares represented by each proxy will be voted FOR the election of the nominees for director named below. Each of the nominees has consented to serve as a director of the Company if elected. Although it is anticipated that each nominee will be able to serve if elected, should any nominee become unavailable before the Meeting to serve, the proxies will be voted for such other person or persons as may be designated by CIMCO's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all nominees will be available to serve.

BIOGRAPHICAL INFORMATION ON NOMINEES

                 The following biographical information is furnished with respect to each of the five nominees for election as directors at the Meeting.

                 NAME                  AGE             POSITIONS WITH COMPANY
                -----                 -----            ----------------------
           Russell T. Gilbert           65       President, Chief Executive Officer and
                                                 Director
           Utta K. Harrison             58       Secretary and Director
           Adolph Posnick               69       Director
           Franklin I. Remer            66       Director
           Frederick M. Swenson         69       Director

                 Mr. Gilbert founded CIMCO in 1959 and has served as its President, Chief Executive Officer and as a director since its inception. In May 1993, Mr. Gilbert also assumed the newly created position of Chairman of the Board of Compounding Technology, Incorporated, a wholly owned subsidiary of the Company.

                 Ms. Harrison joined the Company in August 1968 and has served as Secretary and as a director since July 1977. From December 1988 until her resignation from such position in January 1991, she also served as Associate Vice President of the Company.

                 Mr. Posnick was elected to the Board in September of 1994. He is the retired Chairman and Chief Executive Officer of Ferro Corporation, a company engaged in the manufacture of filled and reinforced thermoplastics and color concentrates; porcelain enamel frit, organic powder coatings inks, colors and pigments; and polymer additives, including heat and light stabilizers. Mr. Posnick held this position from 1988 until his retirement in 1991. Mr.
Posnick joined Ferro Corporation in 1947 as a Research Engineer and held many positions with the company over the next 44 years. Mr. Posnick continues to serve on the board of directors of Ferro Corporation as well as the boards of directors of First Union Management, Inc. and Baldwin Wallace College. Mr. Posnick also served as Chairman of the Greater Cleveland Trade Alliance and continues to serve on its board.

                 Mr. Remer has been a director of the Company since 1972. Mr. Remer is a partner in the law firm of Remer, DiVincenzo & Griffith located in Corona del Mar, California and has rendered legal services to the Company for more than thirty years.

                 Mr. Swenson has been a director of the Company since 1964.
Mr. Swenson is currently a self-employed business consultant and has engaged in this business for more than five years.

MEETINGS AND COMMITTEES

                 The Board of Directors held five meetings during the fiscal year ended April 30, 1995. Each current director attended 75% or more of the aggregate of the meetings of the Board held when he or she was a director and the meetings of each Board committee to which he or she was assigned as a regular member.

                 The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee.

                 During fiscal 1995, the Audit Committee was comprised of Dr. James L. Doti and Messers. Kenneth E. Hendrickson and Swenson. Dr. Doti and Mr. Hendrickson resigned from the Board of Directors in August 1995. The principal duties of the Audit Committee are to recommend to the Board of Directors the selection of CIMCO's independent accountants, to discuss and review CIMCO's accounting policies, and to review the accounting procedures and internal control procedures recommended by CIMCO's independent accountants.
One Audit Committee meeting was held during the fiscal year.

                 During fiscal 1995, the Compensation Committee consisted of Dr. Doti and Messrs. Hendrickson, Remer and Swenson. The Compensation Committee's responsibilities include reviewing the compensation of CIMCO's President and Chief Executive Officer and all other officers of CIMCO and reporting its findings and recommendations to the Board of Directors. The Compensation Committee held one meeting during the fiscal year. A detailed report of the Compensation Committee begins at page 7.

                 During fiscal 1995, Ms. Harrison, Mr. Posnick and Mr. Remer comprised the Stock Option Committee. The Stock Option Committee is responsible for administering CIMCO's stock option plans adopted in 1988 and 1991. The Stock Option Committee held four meetings during fiscal 1995.

                 During fiscal 1995, the Nominating Committee was comprised of Dr. Doti, Ms. Harrison and Mr. Posnick. This Committee is responsible for recommending candidates to the full Board of Directors for consideration for election as directors. The Nominating Committee also considers candidates recommended by stockholders. Any stockholder who wishes to recommend a candidate for election to the Board of Directors should submit such recommendation to the Secretary of the Company. The submission should include a statement of the candidate's business experience and other business affiliations and confirmation of the candidate's willingness to be considered as a nominee. The Nominating Committee held one meeting during the fiscal year.

NON-EMPLOYEE AND EMPLOYEE DIRECTOR COMPENSATION

Each director receives an attendance fee of $500 for each meeting of the Board of Directors he or she personally attends and for each meeting of a committee of the Board of Directors he or she attends which is not held on the same day as a meeting of the Board of Directors. No attendance fee is paid for Board meetings held by telephonic communication. Each of the directors who are not employees of the Company, also receives an annual retainer of $7,200 each for services as a director. As detailed in the footnotes to the Principal Stockholders section of this report, each non-employee director holds non-qualified stock options granted in accordance with the Company's 1988 and 1991 stock option plans.

NOTICE REQUIREMENTS APPLICABLE TO STOCKHOLDER NOMINATIONS

                 The Bylaws of the Company provide that any stockholder entitled to vote for the election of directors at the Meeting may nominate one or more persons for election as directors ONLY IF timely notice of such stockholder's intent to make such nomination has been given in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not fewer than ninety (90) days prior to the Meeting; provided, however, that in the event that less than one hundred (100) days' notice or a prior public disclosure of the date of the Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of the stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the Meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

                 The following table sets forth the aggregate cash compensation paid or accrued by the Company for services rendered during each of the last three fiscal years to the Chief Executive Officer and each of the other three most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000. There are no other executive officers of the Company whose aggregate cash compensation exceeded $100,000 in fiscal 1995.

                              SUMMARY COMPENSATION TABLE


                                            ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                       --------------------------------------       ------------------------------------
                                                                                          AWARDS
                                                                                    -----------------
                                                                 OTHER ANNUAL           SECURITIES           ALL OTHER
                                                     BONUS       COMPENSATION       UNDERLYING OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     SALARY ($)    ($)(1)         ($)(2)                 (#)                 ($)(3)
---------------------------   ----     ---------     ------      ------------       ------------------      ------------
Russell T. Gilbert            1995      253,760         ---           4,500                50,000               4,713
President and Chief           1994      253,760         ---           5,500                   ---               4,509
Executive Officer             1993      248,880         ---           4,500                10,000               4,364

Dale H. Behm (4)              1995       99,760         ---             ---                10,000                 ---
Executive Vice President      1994          ---         ---             ---                   ---                 ---
and General Manager           1993          ---         ---             ---                   ---                 ---

Franklin L. Jackson           1995      162,500         ---           2,000                10,000               3,572
President and Chief           1994      150,775      15,000           2,000                   ---               3,464
Operating Officer -           1993      146,570      12,260           2,000                   ---               3,911
Compounding Technology Inc.

L. Ronald Trepp               1995      100,100         ---             ---                   ---               1,531
Vice President of Finance     1994      100,100         ---             ---                   ---               1,502
and Chief Financial Officer   1993      103,950         ---             ---                   ---                 491
-------------------

(1) Amounts shown include compensation deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2) Amounts shown represent fees paid to management for their services as directors of the Company or of a subsidiary. As permitted by rules promulgated by the SEC, no amounts are shown for perquisites where such perquisites do not exceed the lesser of 10% of annual salary plus bonus or $50,000.

(3) Amounts shown represent Company matching contributions to the Company's 401(k) Plan.

(4)      Mr. Behm joined the Company in July 1994.

OPTION GRANTS AND EXERCISES IN FISCAL 1995

                 The Company currently maintains two stock option plans for the purpose of attracting and retaining qualified personnel. Under the 1988 Incentive Stock Option Plan ("1988 Plan"), options with respect to 250,000 shares (after adjustment for a five-for-four stock split effective May 2, 1989) of CIMCO Common Stock may be granted to employees and directors of the Company and its subsidiaries. Under the 1991 Stock Option Plan ("1991 Plan"), options with respect to 150,000 shares of Common Stock may be granted to employees and directors of the Company and its subsidiaries.

                 The Plans are administered by a Stock Option Committee appointed by the Board of Directors. The exercise price of an incentive stock option granted under the Plans may not be less than the fair market value of a share of CIMCO Common Stock on the date of grant of the option and the term of such incentive stock option may not exceed five years from the date of grant. The exercise price of each share subject to non-qualified stock options must be at least 80% of the fair market value of a share of CIMCO Common Stock on the date the option is granted and the term of a non-qualified option may not exceed ten years and one day from the date of grant.

                 The following tables summarize option grants and exercises during fiscal 1995 by the named executive officers along with the value of unexercised options held by such persons at the end of fiscal 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION FOR OPTION
                                                   INDIVIDUAL GRANTS                                    TERM (3)
                                  ------------------------------------------------------    ------------------------------
                                                 % OF TOTAL
                                                  OPTIONS        EXERCISE
                                  OPTIONS        GRANTED TO      OR BASE
                                  GRANTED       EMPLOYEES IN      PRICE       EXPIRATION
                NAME               (#)(1)       FISCAL 1995       ($/SH)         DATE            5% ($)          10% ($)
               ------             -------       ------------     --------     ----------        -------         --------
         Russell T. Gilbert        37,500          32.8%          6.88(2)      05/18/99         329,250          415,875
                                   12,500          10.9%          6.33(2)      06/04/99         101,125          127,500
         Dale H. Behm              10,000           8.7%          6.00         07/25/99          76,700           96,700
         Franklin L. Jackson        7,500           6.6%          6.25         05/18/99          59,775           75,600
                                    2,500           2.2%          5.75         06/04/99          18,350           23,175
         L. Ronald Trepp              ---           0.0%           ---              ---
----------------

(1) Options disclosed above were granted pursuant to the Company's 1988 Stock Option Plan on May 18, 1994, June 4, 1994 and July 25, 1994. All options disclosed above, excluding Mr. Gilbert's, became exercisable in one-third increments on the first, second and third anniversary of the grant date. One half of Mr. Gilbert's options became exercisable on the grant date and one half becomes exercisable on the first anniversary date of the grant.

(2) The exercise price per share represents 110% of the fair market value of the underlying shares on the date of grant.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES (1)


                                                                               VALUE OF UNEXERCISED
                                         NUMBER OF UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                             AT APRIL 30, 1995 (#)           AT APRIL 30, 1995 ($)(2)
                                        -----------------------------      ----------------------------
              NAME                     EXERCISABLE    UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
              ----                     -----------    -------------        -----------    -------------
             Russell T. Gilbert          51,250          25,000               ---             ---
             Dale H. Behm                   ---          10,000               ---             ---
             Franklin L. Jackson            ---          10,000               ---             ---
             L. Ronald Trepp             10,000             ---               ---             ---
----------------------

(1)      No options were exercised by the named executive officers in fiscal
         1995.

(2) Based on the reported closing price of the Company's Common Stock ($5.25) on The Nasdaq National Market on April 30, 1995, none of the outstanding options held by the named executives on that date were "in-the-money."

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

                 The Compensation Committee of the Board of Directors (the "Compensation Committee") administers the Company's executive compensation program. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves salaries of all elected officers, including those of the executive officers named in the Summary Compensation Table. The Compensation Committee is responsible for recommending to the Board and administrating all of the elements of executive compensation, including incentive awards and recommending the grant of long-term incentive awards, subject to Stock Option Committee approval. CIMCO's executive compensation program is designed to align total compensation with stockholders' interest and to provide a balanced relationship between annual and long-term strategic objectives.

COMPENSATION OBJECTIVES

                 The objectives of the Company's executive compensation program are:

                 o To provide cash compensation at levels competitive within the industry;

                 o        To reward above-average performance; and

                 o To tie individual compensation to the achievement of previously determined sales and income goals.

COMPENSATION COMPONENTS

                 The executive compensation program is comprised of three compensation related components: base salary, incentive awards (bonuses) and long-term incentive awards (stock options).

                 Base Salary. The Company's intent is to pay base salaries at a level close to the industry average for the particular position. The Company participates in and utilizes a well-recognized, annual compensation survey that focuses on manufacturing companies in the Company's geographic region. Salary increases are considered on an annual basis and, when granted, are also based on other factors including, but not limited to, individual performance, attainment of pre-established goals, managerial ability and performance on special projects.

                 Incentive Awards (Bonuses). Executives who have been nominated and approved by the Board participate in the Company's Management Incentive Bonus Plan (the "Incentive Plan"). Achievement of established return on assets and income objectives is rewarded financially; and significant compensation is at risk for failing to meet these objectives. Earned bonuses are paid in full thirty days after completion of fiscal year end accounting. There are no provisions to defer payment of all or a portion of earned bonuses to a later date.

                 Long-Term Incentive Awards (Stock Options). Long-term incentives are provided through stockholder-approved stock option plans that are designed to develop and maintain strong management through Company stock ownership. Stock option awards under the Company's stock option plans are made by the Stock Option Committee, which was comprised of Ms. Harrison, Mr. Posnick and Mr. Remer during fiscal 1995. Five year options are granted at the market value of the Company's Common Stock on the date of the grant and generally become exercisable in increments of one-third of the total grant at the end of each of the first three years. The number of options granted by the Stock Option Committee to each executive officer is based on the individual's performance and his or her level of responsibility, and the amount of the grant is intended to be sufficient in size to provide a strong incentive.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

                 Mr. Gilbert has served as President and Chief Executive Officer of the Company since its inception in 1959. Based on Mr. Gilbert's recommendation, the Compensation Committee has held constant Mr. Gilbert's salary since June 1990. Mr. Gilbert was eligible to receive a bonus under the Incentive Plan if the Company achieved certain sales and income goals for fiscal 1995. However, because the Company did not achieve such goals in fiscal 1995, no bonus was paid to Mr. Gilbert. In May 1994, the Stock Option Committee granted Mr. Gilbert a stock option for 37,500 shares to replace an option of the same amount that had expired. Additionally, based upon the Compensation Committee's recommendation, in June 1994 Mr. Gilbert was granted an additional stock option for 12,500 shares which was approved by the Stock Option Committee.

                 This report has been provided by the Compensation Committee:

                          Franklin I. Remer
                          Frederick M. Swenson


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 The following non-employee directors served on the Compensation Committee of the Company's Board of Directors during fiscal 1995:
Dr. Doti, Mr. Hendrickson, Mr. Remer and Mr. Swenson. No current member of the Company's Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or board members of such other entities. For a discussion of the relationship between the Company and the law firm in which Mr. Remer practices as a partner, see "Certain Transactions" below.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

                 Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Commission and The Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during fiscal 1995. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during fiscal 1995, all of these reports were timely filed except that James Richter, an executive officer of the Company, submitted (i) a late filing on Form 3, notifying the SEC of his position with the Company, and (ii) a late filing on Form 4 upon issuance of a stock option. Mr. Richter does not currently own any of the Company's Common Stock.

                              CERTAIN TRANSACTIONS

                 CIMCO leases its executive offices and principal manufacturing facility from Mesa Leasing Company ("Mesa Leasing"), a partnership in which CIMCO and Russell T. Gilbert, the President, Chief Executive Officer, and a director of CIMCO, each have a 50% ownership interest. Aggregate rental payments made by CIMCO to Mesa Leasing in fiscal 1995 were $388,512. The lease currently provides for monthly rent of $32,376.

                 During fiscal 1995, CIMCO continued to engage the law firm of Remer, DiVincenzo & Griffith to perform certain legal services for CIMCO. This law firm has provided legal services to CIMCO for more than 30 years . Mr. Remer, a director of CIMCO, is a partner of Remer, DiVincenzo & Griffith.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

                 The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Russell 2000 Index and a peer group consisting of the Company and five other plastics-related companies for the same five-year period. The graph assumes that all dividends have been reinvested. Measurement points are the last trading days of each of the last five fiscal years.1

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG CIMCO, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP

                       CIMCO, INC.         PEER GROUP         RUSSELL 2000
4/90                      100                 100                 100
4/91                      102                  91                 110
4/92                       77                  82                 129
4/93                       73                 123                 150
4/94                       59                 123                 171
4/95                       50                 122                 184

__________________________________

* $100 invested on 04/30/90 in stock or index - including reinvestment of dividends. Fiscal year ending April 30.

1 In addition to the Company, the peer group consists of: O'Sullivan Corporation, Ropak Corporation, Larizza Industries, Triple S Plastics and Calnetics Corporation.

                           OFFICERS AND KEY EMPLOYEES

                 The names, ages and positions of all executive officers and key employees of CIMCO and its subsidiaries as of the date hereof are as follows:


            NAME                   AGE            POSITIONS WITH COMPANY
            ----                   ---            ----------------------
      Russell T. Gilbert           65       President and Chief Executive Officer
      James T. Bagwell             54       President and Chief Operating Officer of CIMCO's
                                            respiratory medical products subsidiary
      Dale H. Behm                 50       Executive Vice President and General Manager
      Utta K. Harrison             58       Secretary
      Franklin L. Jackson          62       President and Chief Operating Officer of CIMCO's
                                            specialty compounding subsidiary
      James L. Richter             39       Vice President of Sales and Marketing
      Jennifer A. Shea             37       Vice President of Administration
      Laurance W. Simmons          66       Treasurer
      L. Ronald Trepp              57       Vice President of Finance and Chief Financial
                                            Officer

                 Additional information with respect to the executive officers and key employees of CIMCO and its subsidiaries is set forth below.

                 Mr. Gilbert and Ms. Harrison are also directors of CIMCO. See "Election of Directors" for biographical information regarding such executive officers.

                 Mr. Bagwell has been employed in various managerial capacities with CIMCO since March 1967. In July 1995, Mr. Bagwell was promoted to the position of President and Chief Operating Officer of Medical Molding Corporation of America, CIMCO's medical products subsidiary. From 1983 to 1995, Mr. Bagwell held the position of Vice President of such subsidiary. In the past ten years, Mr. Bagwell has developed, patented and assigned to the Company four patents for respiratory medical devices.

                 Mr. Behm joined CIMCO in July 1994 as Executive Vice President and General Manager of the Company's commercial/industrial and medical molding segments. From 1992 to 1994, prior to joining CIMCO, Mr. Behm served as Vice President of Operations and Manufacturing for Reid Plastics in Arcadia, California, a company engaged in the manufacture of products used in the bottled water industry. During 1991 and 1992, Mr. Behm was employed as a consultant to Plastipak Packaging, Inc., a manufacturer of one-piece beverage bottles, located in Plymouth, Michigan. From 1986 until 1991 Mr. Behm held the positions of Technical Director with Johnson Controls in Ann Arbor, Michigan and Business Unit Manager for the Western U.S., where he was responsible for the management of five manufacturing sites producing plastic containers and injection molded preforms.

                 Mr. Jackson joined CIMCO in March 1980. From 1983 to February 1988 Mr. Jackson served as Vice President and General Manager of Compounding Technology, Inc., CIMCO's specialty compounding subsidiary. In 1988, Mr. Jackson was promoted to Executive Vice President and assumed his present position in May 1993.

                 Mr. Richter joined CIMCO in January 1995 as Vice President of Sales and Marketing for the Company's custom molding operations. Prior to joining CIMCO, Mr. Richter was employed by General Electric Company ("GE") for thirteen years in various positions in GE's plastics and silicones businesses. His most recent position was Business Manager for the silicone rubber business within GE Silicones.

                 Ms. Shea joined CIMCO in April 1986. From 1991 to 1993 Ms. Shea served as Assistant to the President of the Company. In 1993 she was promoted to Associate Vice President and assumed her present position in March 1995.

                 Mr. Simmons joined CIMCO in August 1974, was appointed Chief Financial Officer in January 1977, and was elected as a director of CIMCO in 1977. In December 1991, Mr. Simmons resigned from the Board of Directors and was elected to the position of Treasurer of CIMCO. Mr. Simmons remains a director and the Chief Financial Officer of Medical Molding Corporation of America, CIMCO's medical products subsidiary.

                 Mr. Trepp joined CIMCO in December 1991 as Vice President of Finance and Chief Financial Officer. From 1987 until December 1991, he was Executive Vice President and Chief Financial Officer of Computer Communications, Inc., a company engaged in the design, development and marketing of data communications equipment and software. From 1981 until 1987 Mr. Trepp was Vice President of Finance with Laidlaw Transportation, Inc., a national school bus contracting company.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                                  PROPOSAL II

                 Effective August 15, 1995, the Board of Directors of the Company, upon the recommendation of the Audit Committee, selected Deloitte & Touche LLP ("Deloitte & Touche") as the independent public accountants for the Company for the fiscal year ending April 30, 1996.

                 The appointment of Delloitte & Touche is dependent on the completion of their client inquiry and the signing of an engagement letter, both of which are in process. Deloitte & Touche has no direct financial interest or any material indirect financial interest in the Company or its subsidiaries, and has no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employer. Stockholders will be asked to ratify the appointment of Deloitte & Touche as the Company's independent auditors for fiscal year 1996 at the Meeting. Ratification will require the favorable vote of the holders of a majority of the Common Stock represented in person or by proxy and voting at the Meeting. Although ratification of the accountants by the stockholders is not legally required, the Company's Board of Directors believes such ratification to be in the best interest of the Company. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its selection of Deloitte & Touche and will either continue to retain Deloitte & Touche or appoint new auditors upon recommendation of the Audit Committee.

                 Representatives of Deloitte & Touche are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders. Representatives of Grant Thornton are not expected to attend the Meeting.

                             CHANGE OF ACCOUNTANTS

                 The independent public accountant for the Company in fiscal 1995 was the firm of Grant Thornton LLP ("Grant Thornton"). Grant Thornton was dismissed as the Company's independent public accountant effective August 15, 1995. With respect to each of the last two fiscal years and the subsequent interim period prior to August 15, 1995 ("the prior two-year period"), Grant Thornton's reports on the financial statements of the Company contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles other than the following modification in the audit report for the 1995 fiscal year:

                 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses and used cash in its operations, has a deficit in working capital at April 30, 1995, and is in default of certain debt covenants which could result in demands for immediate payment of amounts due to its lenders, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                 The decision to change accountants was recommended by the Audit Committee of the Board of Directors and was approved by the Company's Board of Directors.

                 During the prior two-year period there were no reportable events (as defined in paragraph 304(a)(1)(v) of Regulations S-K), in that Grant Thornton never advised the Company that:

                 (A) the Company's internal controls necessary for the Company to develop reliable financial statements do not exist;

                 (B) information has come to Grant Thornton's attention that has led it to no longer be able to rely on management's representations, or has made Grant Thornton unwilling to be associated with the financial statements prepared by management;

                 (C) there was need to expand significantly the scope of Grant Thornton's audit, or that information has come to the attention of Grant Thornton that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering fiscal periods subsequent to the fiscal periods covered by Grant Thornton's most recent audit report, or (ii) cause Grant Thornton to be unwilling to rely on management's representations or to be associated with the Company's financial statements; or

                 (D) information has come to the attention of Grant Thornton that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering any fiscal period(s) subsequent to the date of the most recent financial statements covered by a Grant Thornton Audit report.

                 During the prior two-year period the Company (or someone on its behalf) never consulted Deloitte & Touche regarding (i) either the application of auditing principles to a specified transaction or the type of audit report that might be rendered on the Company's financial statements such that advice was provided that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) the subject matter of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and related instruction to such item) or a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

                            RESIGNATION OF DIRECTORS

                 On Saturday, August 12, 1995, James L. Doti and Kenneth E. Hendrickson resigned from the Company's Board of Directors. In his letter confirming his resignation, Dr. Doti stated that he felt actions taken at the August 12, 1995 Board meeting regarding the direction of the executive leadership made it necessary for him to resign.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

                 All proposals of stockholders intended to be presented at CIMCO's 1996 Annual Meeting of Stockholders ("1996 Annual Meeting") must be directed to the attention of the Secretary of CIMCO, at the address of CIMCO set forth on the first page of this Proxy Statement, and received before April 26, 1996 if they are to be considered for possible inclusion in the proxy statement and form of proxy used in connection with the 1996 Annual Meeting.

                 Stockholders who still intend to submit a proposal at the 1996 Annual Meeting must, in accordance with the Company's Bylaws, provide timely notice of the matter to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days prior to the 1996 Annual Meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the 1996 Annual Meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 1996 Annual Meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the 1996 Annual Meeting: (a) a brief description of the business desired to be brought before the 1996 Annual Meeting and the reasons for conducting such business at the 1996 Annual Meeting; (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. Also see "Notice Requirement Applicable to Stockholder Nominations" above.

                                 ANNUAL REPORT

                 CIMCO's 1995 Annual Report to Stockholders containing audited financial statements for the fiscal years ended April 30, 1995 and 1994 accompanies this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this Proxy Statement. CIMCO WILL SEND A STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED APRIL 30, 1995, INCLUDING SCHEDULES THERETO, WHICH CIMCO HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY OF CIMCO, AT THE ADDRESS OF CIMCO SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                 OTHER MATTERS

                 At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Meeting. If any other matter is presented properly for action at the Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                             By Order of the Board of Directors,


                                             UTTA KARIN HARRISON
                                             Secretary

Costa Mesa, California
September 18, 1995

                                     [LOGO]

                               265 BRIGGS AVENUE
                       COSTA MESA, CALIFORNIA 92626-4555

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 The undersigned hereby appoints Russell T. Gilbert, Utta K. Harrison and Franklin I. Remer as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them separately or together to represent and to vote, as designated below, all the shares of Common Stock of CIMCO, Inc. held of record by the undersigned on August 21, 1995, at the Annual Meeting of Stockholders to be held on October 17, 1995 and at any adjournments or postponements thereof.

                 1. Election of Directors:

                     / / FOR ALL nominees listed below (except as indicated to the contrary below)

                     / / WITHHOLD AUTHORITY to vote for all nominees listed below


Russell T. Gilbert, Utta K. Harrison, Adolph Posnick, Franklin I. Remer and Frederick M. Swenson

INSTRUCTION:     To withhold authority to vote for any individual nominee,
                 write that nominee's name in the space provided below:
                 ---------------------------------------------------------

                 2. Ratification of the appointment of Deloitte & Touche LLP as auditors for the fiscal year ending April 30, 1996:

                    FOR             AGAINST              ABSTAIN
                    / /               / /                  / /


                 3. In their discretion, the Proxies are authorized to vote in accordance with their best judgment with respect to any other matter which may properly come before the Annual Meeting.

                 This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                 PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, THE PRESIDENT OR OTHER AUTHORIZED OFFICER SHOULD SIGN IN FULL CORPORATE NAME. IF SHARES ARE HELD BY A PARTNERSHIP, AN AUTHORIZED PERSON SHOULD SIGN IN PARTNERSHIP NAME.

                 All other proxies heretofore given by the undersigned to vote shares of stock of CIMCO, Inc. which the undersigned would be entitled to vote if personally present at said Annual Meeting or any adjournment thereof, are hereby expressly revoked.

                                              Date: _________________, 1995

                                              _______________________________
                                              (Signature)

                                              _______________________________
                                              (Signature)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT
CHANGES.





                                       2